EXHIBIT 10.1

SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED LOAN AND
SECURITY AGREEMENT

THIS SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of February 24, 2017, is entered into by and among PCM, INC., a Delaware corporation (“PCM”), PCM SALES, INC., a California corporation (“PCM Sales”), PCM LOGISTICS, LLC, a Delaware limited liability company (“PCM Logistics”), PCMG, INC., a Delaware corporation (“PCMG”), M2 MARKETPLACE, INC., a Delaware corporation (“M2”), ABREON, INC., a Delaware corporation (“Abreon”), MALL ACQUISITION SUB 5 INC., a Delaware corporation (“Acquisition 5”), PCM BPO, LLC, a Delaware limited liability company (“PCM BPO”), EN POINTE TECHNOLOGIES SALES, LLC, a Delaware limited liability company (“En Pointe”), and ONSALE HOLDINGS, INC., an Illinois corporation (“Holdings”) (each a “U.S. Borrower” and collectively the “U.S. Borrowers”), and PCM SALES CANADA, INC., a Quebec corporation (“PCM Sales Canada”), and ACRODEX INC., an Alberta corporation (“Acrodex”) (each a “Canadian Borrower” and collectively the “Canadian Borrowers”; and the Canadian Borrowers and the U.S. Borrowers are each hereinafter referred to as a “Borrower”, and collectively, the “Borrowers”), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative and collateral agent for the Lenders (in such capacity, “Agent”), Co-Lead Arranger and Co-Bookrunner, BANK OF AMERICA, N.A., as Co-Lead Arranger, Co-Bookrunner, and Syndication Agent, JPMORGAN CHASE BANK, N.A. as Co-Lead Arranger and Co-Bookrunner, and the Lenders signatory hereto.

RECITALS

A.       Agent and the several financial institutions from time to time party thereto as lenders (“Lenders”) and Borrowers have previously entered into that certain Fourth Amended and Restated Loan and Security Agreement dated as of January 19, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Agent and Lenders have made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B.       Borrowers have requested that Agent and the Lenders increase the Maximum Credit by an amount equal to $55,000,000 and make other amendments to the Loan Agreement, which Agent and the Lenders are willing to do pursuant to the terms and conditions set forth herein.

C.       Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Amendments to Loan Agreement.

(a)       The definition of “Adjacent Real Estate” in Section 1.2 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“1.2 [Reserved].”

(b)       The definition of “Canadian Revolving Loan Commitment” in Section 1.41 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“1.41 ‘Canadian Revolving Loan Commitment’ shall mean, at any time, as to each Canadian Lender, the principal amount set forth beside such Canadian Lender’s name under the applicable heading on Schedule C-1 to this Agreement or on Schedule 1 to the Assignment and Acceptance pursuant to which such Canadian Lender became a Canadian Lender hereunder in accordance with the provisions of Section 13.5 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as ‘Canadian Revolving Loan Commitments’.”

(c)       In clause (b) of the definition of “Eligible Accounts” in Section 1.68 of the Loan Agreement, the text “$10,000,000” is hereby deleted and replaced with the text “$25,000,000”.

(d)       The definition of “Eligible Adjacent Real Estate” in Section 1.69 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“1.69 [Reserved].”

(e)       The definition of “Eligible Adjacent Real Estate Sublimit” in Section 1.70 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“1.70 [Reserved].”

(f)       The following definition is hereby added to the Loan Agreement as Section 1.70(A):

“1.70(A) ‘Eligible Illinois Real Estate’ shall mean the Illinois Real Estate, so long as it is acceptable to Agent in its Permitted Discretion based on the criteria set forth below. In general, the Illinois Real Estate shall not be Eligible Illinois Real Estate unless: (a) it is owned by a U.S. Borrower; (b) Agent has received an appraisal report in form, scope and substance satisfactory to Agent and by an appraiser acceptable to Agent; (c) Agent is satisfied that all actions necessary or desirable in order to create a perfected first priority lien on such real property have been taken, including, the filing and recording of a deed of trust in form and substance satisfactory to Agent; (d) Agent shall have received an environmental assessment report, in form and substance satisfactory to Agent, with respect to such real property, the results of which are satisfactory to Agent; (e) such real property is adequately protected by fully-paid valid title insurance with endorsements and in amounts acceptable to Agent, insuring that Agent, for the benefit of the Lenders, shall have a perfected first priority lien on such real property, evidence of which shall have been provided in form and substance satisfactory to Agent; (f) Agent shall have received a letter of opinion with respect to the enforceability and perfection of the deed of trust and any related fixture filings with respect to such real property, in form and substance satisfactory to Agent; and (g) each Lender shall have confirmed that flood insurance due diligence and flood insurance compliance has been completed with respect to the Illinois Real Estate.”

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(g)       The following definition is hereby added to the Loan Agreement as Section 1.70(B):

“1.70(B) “Eligible Illinois Real Estate Sublimit” means $2,205,000; provided, however, that beginning on March 1, 2017, and on the first day of each calendar month thereafter, the Eligible Illinois Real Estate Sublimit shall be reduced by $26,250.00.”

(h)       The definition of “Eligible Real Estate” in Section 1.72 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“1.72 [Reserved].”

(i)       The definition of “Eligible Real Estate Sublimit” in Section 1.73 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“1.73 [Reserved].”

(j)       The following definition is hereby added to the Loan Agreement as Section 1.73(A):

“1.73(A) ’Eligible Santa Monica Real Estate’ shall mean the Santa Monica Real Estate, so long as it is acceptable to Agent in its Permitted Discretion based on the criteria set forth below. In general, the Santa Monica Real Estate shall not be Eligible Santa Monica Real Estate unless: (a) it is owned by a U.S. Borrower; (b) Agent has received an appraisal report in form, scope and substance satisfactory to Agent and by an appraiser acceptable to Agent; (c) Agent is satisfied that all actions necessary or desirable in order to create a perfected first priority lien on such real property have been taken, including, the filing and recording of a deed of trust in form and substance satisfactory to Agent; (d) Agent shall have received an environmental assessment report, in form and substance satisfactory to Agent, with respect to such real property, the results of which are satisfactory to Agent; (e) such real property is adequately protected by fully-paid valid title insurance with endorsements and in amounts acceptable to Agent, insuring that Agent, for the benefit of the Lenders, shall have a perfected first priority lien on such real property, evidence of which shall have been provided in form and substance satisfactory to Agent; and (f) Agent shall have received a letter of opinion with respect to the enforceability and perfection of the deed of trust and any related fixture filings with respect to such real property, in form and substance satisfactory to Agent.”

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(k)       The following definition is hereby added to the Loan Agreement as Section 1.73(B):

“1.73(B) “Eligible Santa Monica Real Estate Sublimit” means $12,523,000; provided, however, that beginning on March 1, 2017, and on the first day of each calendar month thereafter, the Eligible Real Estate Sublimit shall be reduced by $149,083.33.”

(l)       The proviso at the end of the definition of “Excess Availability” in Section 1.82 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“provided, however, that: solely for the purposes of determining (1) the Applicable Margin, to the extent the amount set forth in clause (a)(i) above exceeds the amount set forth in clause (a)(ii) above at any time, the Excess Availability as of such time shall be increased by up to Ten Million Dollars ($10,000,000) of the difference between those two (2) amounts; and (2) whether a FCCR Triggering Event has occurred (other than under clause (c) of the definition thereof), to the extent the amount set forth in clause (a)(i) above exceeds the amount set forth in clause (a)(ii) above at any time, the Excess Availability as of such time shall be increased by up to Ten Million Dollars ($10,000,000) of the difference between those two (2) amounts.”

(m)       The definition of “Fee Letter” in Section 1.90 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“1.90 ‘Fee Letter’ shall mean that certain amended and restated fee letter, dated as of the Second Amendment Effective Date, among U.S. Borrowers and Agent, in form and substance satisfactory to Agent.”

(n)       The definition of “Final Maturity Date” in Section 1.91 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“1.91 ‘Final Maturity Date’ shall mean March 19, 2021.

(o)       The definition of “Fixed Charge Coverage Ratio” in Section 1.94 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“1.94 ‘Fixed Charge Coverage Ratio’ means, with respect to any fiscal period and with respect to Borrowers and their subsidiaries determined on a consolidated basis in accordance with GAAP, the ratio of (i) EBITDA for such period minus Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period minus dividends paid during such period, to (ii) Fixed Charges for such period.”

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(p)       The following definition is hereby added to the Loan Agreement as Section 1.101(A):

“1.101(A) ‘Illinois Real Estate’ means the real estate commonly known as 7155 Janes Avenue, Woodbridge, IL 60517.”

(q)       The definition of “Maximum Credit” in Section 1.113 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“1.113 ‘'Maximum Credit’ shall mean, with reference to the Loans and the Letter of Credit Accommodations, the amount of Three Hundred Forty-Five Million Dollars ($345,000,000).”

(r)       The following definition is hereby added to the Loan Agreement as Section 1.121(A):

“1.121(A) ‘Payment Conditions’ means, with respect to any proposed designated action on any date, conditions that are satisfied if (a) both immediately before and immediately after giving effect to the proposed designated action on such date, no Event of Default shall have occurred and be continuing; (b) after giving pro forma effect to such proposed designated action as if it occurred on the first day of the applicable period, either (i) each of (A) Excess Availability shall be greater than the lesser of $25,000,000 or 10% of the Borrowing Base at all times during the consecutive 15-day period ending on and including the date of the taking of such designated action, (B) the Average 30 Day Excess Availability shall be greater than the lesser of $25,000,000 or 10% of the Borrowing Base as of the date of the taking of such designated action, and (C) the Fixed Charge Coverage Ratio, computed for the period of four consecutive fiscal quarters ending on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 9.6(a)(i), shall be greater than 1.0 to 1.0, or (ii) both of (A) Excess Availability shall be greater than the lesser of $32,500,000 or 12.5% of the Borrowing Base at all times during the consecutive 15-day period ending on and including the date of the taking of such designated action, and (B) the Average 30 Day Excess Availability shall be greater than the lesser of $32,500,000 or 12.5% of the Borrowing Base as of the date of the taking of such designated action; and (c) concurrently with the taking of such designated action, Borrowers have delivered an officer’s certificate to Agent certifying as to the satisfaction of the conditions set forth in clauses (a) and (b) above.”

(s)       The definition of “Real Estate” in Section 1.131 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“1.131 [Reserved].”

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(t)       The following definition is hereby added to the Loan Agreement as Section 1.141(A):

“1.141(A) ‘Santa Monica Real Estate’ means each of, and collectively, the real estate owned by M2 and commonly known as 1501 Wilshire Boulevard, Santa Monica, California 90403, and the real estate commonly known as 1511 Wilshire Blvd., Santa Monica, CA 90403.”

(u)       The following definition is hereby added to the Loan Agreement as Section 1.141(B):

“1.141(B) ‘Second Amendment Effective Date’ means February 24, 2017.”

(v)       The definition of “U.S. Inventory Sublimit” in Section 1.157 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“1.157 ‘U.S. Inventory Sublimit’ shall mean an amount equal to Eighty-Five Million Dollars ($85,000,000).”

(w)       The definition of “U.S. Revolving Loan Commitment” in Section 1.163 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“1.163 ‘U.S. Revolving Loan Commitment’ shall mean, at any time, as to each U.S. Lender, the principal amount set forth beside such U.S. Lender’s name under the applicable heading on Schedule C-1 to this Agreement or on Schedule 1 to the Assignment and Acceptance pursuant to which such U.S. Lender became a U.S. Lender hereunder in accordance with the provisions of Section 13.5 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as ‘U.S. Revolving Loan Commitments’.”

(x)       The final two provisos at the end of Section 2.1(a)(i) of the Loan Agreement are hereby deleted and replaced with the following:

“provided further, that the total sum available under this Section 2.1(a)(i) based upon Credit Card/Check Processing Receivables shall not exceed Twenty Million Dollars ($20,000,000) at any time; plus”

(y)       In Section 2.1(a)(ii)(A) of the Loan Agreement, (i) the text “Two Million Five Hundred Thousand Dollars ($2,500,000) or forty percent (40%)” is hereby deleted and replaced with the text “Five Million Dollars ($5,000,000) or sixty percent (60%)”, and (ii) the text “Fifteen Million Dollars ($15,000,000)” is hereby deleted and replaced with the text “Seventeen Million Five Hundred Thousand Dollars ($17,500,000)”.

(z)       Sections 2.1(a)(iii) and (iv) of the Loan Agreement are hereby deleted and replaced with the following:

“(iii) the lesser of:

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(A)       an amount equal to seventy percent (70%) of the “Fair Market Value” of the Eligible Santa Monica Real Estate as set forth in any appraisal of the Santa Monica Real Estate received by Agent; or

(B)       the Eligible Santa Monica Real Estate Sublimit; plus

(iv) the lesser of:

(A)       an amount equal to seventy percent (70%) of the “Fair Market Value” of the Eligible Illinois Real Estate as set forth in any appraisal of the Illinois Real Estate received by Agent; or

(B)       the Eligible Illinois Real Estate Sublimit; minus”

(aa) In Section 2.1(c)(ii) of the Loan Agreement, the text “Eligible Real Estate, Eligible Adjacent Real Estate” is hereby deleted and replaced with the text “Eligible Santa Monica Real Estate, Eligible Illinois Real Estate”.

(bb) In Section 2.2(e) of the Loan Agreement, the text “Fifty Million Dollars ($50,000,000)” is hereby deleted and replaced with the text “Sixty Million Dollars ($60,000,000)”.

(cc) In Section 2.3(e) of the Loan Agreement, the text “Five Million Canadian Dollars (C$5,000,000)” is hereby deleted and replaced with the text “Six Million Canadian Dollars (C$6,000,000)”.

(dd) Section 2.4 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“2.4 Commitments. The aggregate amount of each U.S. Lender’s Pro Rata Share of the U.S. Revolving Loans and U.S. Letter of Credit Accommodations shall not exceed the amount of such Lender’s U.S. Revolving Loan Commitment, as the same may from time to time be amended with the written acknowledgment of Agent and such U.S. Lender. The aggregate amount of each Canadian Lender’s Pro Rata Share of the Canadian Revolving Loans and Canadian Letter of Credit Accommodations shall not exceed the amount of such Lender’s Canadian Revolving Loan Commitment, as the same may from time to time be amended with the written acknowledgment of Agent and such Canadian Lender. The Dollar Equivalent of the aggregate amount of all U.S. Revolving Loans, U.S. Letter of Credit Accommodations, Canadian Revolving Loans and Canadian Letter of Credit Accommodations made or issued by or on behalf of a Lender, together with its Affiliate Canadian Lender, if applicable, shall not exceed such Lender’s U.S. Commitment.”

(ee) Section 2.6 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

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“2.6 Santa Monica Real Estate and Illinois Real Estate.

(a)       Notwithstanding anything to the contrary contained herein, the Santa Monica Real Estate may be sold or refinanced and Agent shall release its liens against the Santa Monica Real Estate in connection with the sale or refinance thereof, provided, that, (i) no Default or Event of Default has occurred and is continuing at the time of such sale or refinance, or would result therefrom and (ii) the proceeds of such sale or refinance are no less than the Eligible Santa Monica Real Estate Sublimit and the proceeds of such sale or refinance in an amount no less than the Eligible Santa Monica Real Estate Sublimit are remitted to Agent for application to the Obligations in accordance with Section 6.4. Upon any refinance of the Santa Monica Real Estate in accordance with the foregoing, any indebtedness secured solely by the Santa Monica Real Estate and any lien against the Santa Monica Real Estate securing such indebtedness will be permitted for the purposes of Sections 9.8 and 9.9 hereof.

(b)       Notwithstanding anything to the contrary contained herein, the Illinois Real Estate may be sold or refinanced and Agent shall release its liens against the Illinois Real Estate in connection with the sale or refinance thereof, provided, that, (i) no Default or Event of Default has occurred and is continuing at the time of such sale or refinance, or would result therefrom and (ii) the proceeds of such sale or refinance are no less than the Eligible Illinois Real Estate Sublimit and the proceeds of such sale or refinance in an amount no less than the Eligible Illinois Real Estate Sublimit are remitted to Agent for application to the Obligations in accordance with Section 6.4. Upon any refinance of the Illinois Real Estate in accordance with the foregoing, any indebtedness secured solely by the Illinois Real Estate and any lien against the Illinois Real Estate securing such indebtedness will be permitted for the purposes of Sections 9.8 and 9.9 hereof.”

(ff) In Section 3.1(b)(ii)(C) of the Loan Agreement, the text “increments of C$500,000” is hereby deleted and replaced with the text “increments of C$100,000”.

(gg) The following sentence is hereby added to the end of Section 3.4 of the Loan Agreement:

“Such fees shall be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed in the period during which such fees accrue.”

(hh) Section 5.7 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“5.7 the Santa Monica Real Estate and the Illinois Real Estate; and”

(ii)       Section 7.8 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

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“7.8 Real Estate Covenant. With respect to the Santa Monica Real Estate, upon Agent’s request, Borrowers shall, at their expense, no more than one (1) time in any twelve (12) month period, but at any time or times as Agent may request upon the occurrence and during the continuation of an Event of Default, deliver or cause to be delivered to Agent an appraisal as to the Santa Monica Real Estate in form, scope and methodology reasonably acceptable to Agent and by an appraiser acceptable to Agent. With respect to the Illinois Real Estate, upon Agent’s request, Borrowers shall, at their expense, no more than one (1) time in any twelve (12) month period, but at any time or times as Agent may request upon the occurrence and during the continuation of an Event of Default, deliver or cause to be delivered to Agent an appraisal as to the Illinois Real Estate in form, scope and methodology reasonably acceptable to Agent and by an appraiser acceptable to Agent.”

(jj) Section 9.3(e) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“To the extent any of the provisions of this Section 9.3 as they pertain to the Santa Monica Real Estate or the Illinois Real Estate are inconsistent with the provisions of the applicable deed of trust in favor of Agent and Lenders on the Santa Monica Real Estate or the Illinois Real Estate, as applicable, the provisions of such deed of trust shall govern.”

(kk) The second to last sentence of Section 9.5 of the Loan Agreement is hereby deleted and replaced with the following:

“Subject to the provisions of the deeds of trust executed in favor of Agent in connection herewith, at its option, Agent may apply any insurance proceeds received by Agent at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations (or, with respect to Collateral of the Canadian Borrowers, to payment of the Canadian Obligations), whether or not then due, in any order and in such manner as Agent may determine or hold such proceeds as cash collateral for the Obligations (or Canadian Obligations, as applicable).”

(ll) Sections 9.7(b)(iii) and (iv) of the Loan Agreement are hereby deleted and replaced with the following:

“(iii) a sale of the Santa Monica Real Estate to the extent permitted under Section 2.6(a), (iv) a sale of the Illinois Real Estate to the extent permitted under Section 2.6(b)”

(mm) Section 9.10(d)(ii) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“(ii)       The aggregate sum of (A) the purchase price for the subject Target and any related Targets plus any other consideration payable in connection with the sale of the Target and any related Targets, excluding any earn-outs and similar contingent payments, excluding any obligations or indebtedness of the Target that are assumed (as permitted by Section 9.9 hereof) and excluding any capital stock of PCM (the “Total Consideration”) or the amount of the subject Subsidiary Investments (as applicable), plus (B) the aggregate sum of the Total Consideration for all other Targets acquired by Borrowers after the Second Amendment Effective Date shall not exceed Seventy Million Dollars ($70,000,000) during the term of this Agreement after the Second Amendment Effective Date and Thirty Million Dollars ($30,000,000) during any fiscal year; provided, however, if the Payment Conditions are satisfied with respect to any such acquisition or investment, the Total Consideration for such acquisition or investment shall not count against the limitations set forth in this Section 9.10(d)(ii).”

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(nn) Section 9.11 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“9.11       Dividends and Redemptions. Borrowers shall not, directly or indirectly, declare or pay any dividends on account of any shares of any class of capital stock of Borrowers now or hereafter outstanding (except, directly or indirectly, to PCM), or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase, repurchase, recapitalize or otherwise acquire (except, directly or indirectly, from PCM) any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares (except, directly or indirectly, to PCM) or agree to do any of the foregoing; provided, that, PCM may, so long as no Event of Default has occurred and is continuing or would result from any such repurchase or payment, (a) repurchase a portion of its capital stock and pay dividends on account of its capital stock in an aggregate amount not to exceed Fifteen Million Dollars ($15,000,000) from and after the date hereof so long as the Average 30 Day Excess Availability after giving effect to any such repurchase or payment is not less than the Excess Availability Threshold then in effect on the date of such repurchase or payment, and (b) repurchase a portion of its capital stock and pay dividends on account of its capital stock so long as the Payment Conditions are satisfied with respect to such repurchase or dividend.”

(oo)       The following is hereby added to the end of Section 9.17 of the Loan Agreement:

“Notwithstanding anything to the contrary herein, no real estate may be added as collateral hereunder unless Agent or Borrowers have given at least 45 days prior written notice to the Lenders of the intent to add such real estate as collateral, and the Agent has confirmed that flood insurance due diligence and compliance has been completed in a manner reasonably satisfactory to all Lenders.”

(pp) In Section 11.3(b)(v) of the Loan Agreement, the text “Eligible Adjacent Real Estate, Eligible Real Estate” is hereby deleted and replaced with the text “Eligible Santa Monica Real Estate, Eligible Illinois Real Estate”.

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(qq) The proviso at the end of Section 11.3(c)(ii) of the Loan Agreement is hereby deleted in its entirety.

(rr) The following is hereby added to the Loan Agreement as a new Section 11.3(e) thereof:

“(e)       The Borrowers must maintain flood insurance on all real estate mortgaged in connection herewith that is in a Special Flood Hazard Zone, from such providers, on such terms and in such amounts as required by the Flood Disaster Protection Act as amended from time to time or as otherwise required by the Lenders. The parties hereto agree that any increase, extension or renewal of the credit facility evidenced hereby shall be subject to flood insurance due diligence and flood insurance compliance reasonably satisfactory to all Lenders.”

(ss) In the parenthetical in clause (y) of Section 12.11(a) of the Loan Agreement, the text “(a)” is hereby deleted and replaced with the text “(b)”.

(tt) Section 13.5(h) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“(h)       Notwithstanding anything contained herein to the contrary, no assignment of any U.S. Commitments or Canadian Commitments may be made if it results in any Lender, together with its Affiliate Canadian Lender, if applicable, maintaining a Canadian Commitment but no U.S. Commitment.”

(uu) Schedule C-1 attached hereto is hereby added to the Loan Agreement as Schedule C-1 thereto.

2.       Increase in Maximum Credit. Effective on the date hereof, the Maximum Credit shall be increased from $290,000,000 to $345,000,000 in accordance with terms hereof. The effective date for such increase shall be the date hereof. Effective on the date hereof, each party hereto acknowledges and agrees that the amount of each Lender’s U.S. Revolving Loan Commitment and Canadian Revolving Loan Commitment, in each case, as reflected below such Lender’s signature on the signature pages to that certain First Amendment to Fourth Amended and Restated Loan and Security Agreement, dated as of July 7, 2016, by and among the parties hereto, shall be deemed amended and replaced with the amounts set forth on Schedule C-1 attached hereto.

3.       Conditions Precedent to Effectiveness of this Amendment. This Amendment shall not become effective until all of the following conditions precedent shall have been satisfied in the sole discretion of Agent or waived by Agent:

(a)       Agent shall have received this Amendment fully executed in a sufficient number of counterparts for distribution to all parties;

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(b)       Agent shall have received a certificate of a duly authorized officer of each Borrower in form and substance satisfactory to Agent, certifying (i) that attached (or previously provided) copies of such Borrower’s organizational and governing documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Financing Agreements is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this Amendment; and (iii) to the title, name and signature of each Person authorized to sign the Financing Agreements;

(c)       U.S. Borrowers shall pay to Agent, for the benefit of each U.S. Lender party hereto, (i) an amendment fee in an amount equal to 0.10% of each such U.S. Lender’s aggregate U.S. Revolving Loan Commitment immediately prior to the effectiveness of this Amendment, and (ii) an increase fee in an amount equal to 0.20% of the increase (if any) to each such U.S. Lender’s aggregate U.S. Revolving Loan Commitment as a result of this Amendment, in each case, which fees shall be fully earned as of and payable on the date hereof;

(d)       Agent shall have received a copy of that certain amended and restated fee letter dated as of the date hereof, by and among Borrowers and Agent, and Borrowers shall have paid all fees required to be paid thereunder; and

(e)       Agent shall have received all other documents and legal matters in connection with the transactions contemplated by this Amendment and such documents shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

4.       Joining Lender. By its execution of this Amendment, Woodforest National Bank hereby confirms and agrees that, with effect on and after the date hereof, it shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a U.S. Revolving Loan Commitment in an amount equal to $20,000,000. Woodforest National Bank (i)(a) acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of Borrowers, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Amendment, and (b) agrees that it will, independently and without reliance upon Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement; (ii) hereby appoints and authorizes Wells Fargo Capital Finance, LLC in its capacity as Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Agent; and (iii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. For the avoidance of doubt, Borrowers hereby consent to Woodforest National Bank becoming a Lender under the Credit Agreement.

5.       Representations and Warranties. Each Borrower represents and warrants as follows:

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(a)       Authority. Each Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party. The execution, delivery and performance by each Borrower of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restriction binding on any Borrower. No other corporate proceedings are necessary to consummate such transactions.

(b)       Enforceability. This Amendment has been duly executed and delivered by each Borrower. This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, and is in full force and effect.

(c)       Representations and Warranties. The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct on and as of the date hereof as though made on and as of the date hereof.

(d)       Due Execution. The execution, delivery and performance of this Amendment are within the power of each Borrower, have been duly authorized by all necessary corporate or company action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on such Borrower.

(e)       No Default. No event has occurred and is continuing that constitutes a Default or Event of Default.

6.       Choice of Law. The validity of this Amendment, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of California.

7.       Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

8.       Reference to and Effect on the Financing Agreements.

(a)       Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b)       Except as specifically set forth in this Amendment, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent and Lenders without defense, offset, claim or contribution.

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(c)       The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

9.       Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the other Financing Agreements effective as of the date hereof.

10.       Estoppel. To induce Agent and Lenders to enter into this Amendment and to induce Agent and Lenders to continue to make advances to Borrowers under the Loan Agreement, each Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default.

11.       Integration. This Amendment is a Financing Agreement. This Amendment, together with the other Financing Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

12.       Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.       Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or any Lender to waive any of their respective rights and remedies under the Financing Agreements, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

U.S. BORROWERS:

PCM, INC.,
a Delaware corporation

By:	/s/ Brandon LaVerne
Name:	Brandon LaVerne
Title:	CFO

PCM SALES, INC.,
a California corporation

By:	/s/ Stephen Moss
Name:	Stephen Moss
Title:	President

PCM LOGISTICS, LLC,
a Delaware limited liability company

By:	/s/ Sean Mollet
Name:	Sean Mollet
Title:	President

PCMG, INC.,
a Delaware corporation

By:	/s/ Alan Lawrence
Name:	Alan Lawrence
Title:	President

[Signature page to Second Amendment to Fourth Amended and Restated Loan and Security Agreement]

U.S. BORROWERS:

M2 MARKETPLACE, INC.,
a Delaware corporation

By:	/s/ Sam Khulusi
Name:	Sam Khulusi
Title:	President

ABREON, INC.,
a Delaware corporation

By:	/s/ Howard Schapiro
Name:	Howard Schapiro
Title:	President

MALL ACQUISITION SUB 5 INC.,
a Delaware corporation

By:	/s/ Brandon LaVerne
Name:	Brandon LaVerne
Title:	President

[Signature page to Second Amendment to Fourth Amended and Restated Loan and Security Agreement]

U.S. BORROWERS:

PCM BPO, LLC,
a Delaware limited liability company

By:	/s/ Simon Abuyounes
Name:	Simon Abuyounes
Title:	President

ONSALE HOLDINGS, INC.,
an Illinois corporation

By:	/s/ Sam Khulusi
Name:	Sam Khulusi
Title:	President

EN POINTE TECHNOLOGIES SALES, LLC,
a Delaware limited liability company

By:	/s/ Shahzad Munawwar
Name:	Shahzad Munawwar
Title:	Treasurer

[Signature page to Second Amendment to Fourth Amended and Restated Loan and Security Agreement]

CANADIAN BORROWERS:

PCM SALES CANADA, INC.,
a Quebec corporation

By:	/s/ Simon Abuyounes
Name:	Simon Abuyounes
Title:	President

ACRODEX INC.,
an Alberta corporation

By:	/s/ Phil Soper
Name:	Phil Soper
Title:	President

[Signature page to Second Amendment to Fourth Amended and Restated Loan and Security Agreement]

AGENT:

WELLS FARGO CAPITAL FINANCE, LLC

By:	/s/ Dennis King
Name:	Dennis King
Title:	Vice President

LENDER:

WELLS FARGO CAPITAL FINANCE, LLC

By:	/s/ Dennis King
Name:	Dennis King
Title:	Vice President

[Signature page to Second Amendment to Fourth Amended and Restated Loan and Security Agreement]

LENDER:

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA

By:	/s/ David Boutin
Name:	David Boutin
Title:	Vice President

[Signature page to Second Amendment to Fourth Amended and Restated Loan and Security Agreement]

LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Robert Bleichner
Name:	Robert Bleichner
Title:	Vice President

BANK OF AMERICA, N.A. (acting through its Canada branch)

By:	/s/ Sylwia Durkiewicz
Name:	Sylwia Durkiewicz
Title:	Vice President

[Signature page to Second Amendment to Fourth Amended and Restated Loan and Security Agreement]

LENDERS:

PNC BANK, N.A.

By:	/s/ Jeanette Vandenbergh
Name:	Jeanette Vandenbergh
Title:	Senior Vice President

PNC BANK CANADA BRANCH

By:	/s/ Robert Fasken
Name:	Robert Fasken
Title:	Vice President

[Signature page to Second Amendment to Fourth Amended and Restated Loan and Security Agreement]

LENDERS:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Jordan Azar
Name:	Jordan Azar
Title:	Vice President

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH

By:	/s/ Michael Tam
Name:	Michael Tam
Title:	Senior Vice President

[Signature page to Second Amendment to Fourth Amended and Restated Loan and Security Agreement]

LENDER:

WOODFOREST NATIONAL BANK

By:	/s/ Charles D. Stephenson
Name:	Charles D. Stephenson
Title:	Senior Vice President

[Signature page to Second Amendment to Fourth Amended and Restated Loan and Security Agreement]

LENDER:

CITY NATIONAL BANK

By:	/s/ Brent Philips
Name:	Brent Philips
Title:	Senior Vice President

[Signature page to Second Amendment to Fourth Amended and Restated Loan and Security Agreement]

Schedule C-1

Commitments

Lender	U.S. Revolving Loan Commitment	Canadian Revolving Loan Commitment
Wells Fargo Capital Finance, LLC	$110,000,000	C$	0
Wells Fargo Capital Finance Corporation Canada	$0	C$	15,072,463.77
Bank of America, N.A.	$65,000,000	C$	0
Bank of America, N.A. (acting through its Canada branch)	$0	C$	7,536,231.88
JPMorgan Chase Bank, N.A.	$60,000,000	C$	0
JPMorgan Chase Bank, N.A., Toronto Branch	$0	C$	6,956,521.74
PNC Bank, N.A.	$55,000,000	C$	0
PNC Bank Canada Branch	$0	C$	6,376,811.59
City National Bank	$35,000,000	C$	4,057,971.02
Woodforest National Bank	$20,000,000	C$	0
All Lenders	$345,000,000		$40,000,000